Exhibit 99.5

May 1, 2003

VERITAS Software Corporation

350 Ellis Street
Mountain View, CA 94043

We hereby consent to the inclusion in the registration statement on Form S-4 of VERITAS Software Corporation (“VERITAS”) relating to the proposed acquisition of Precise Software Solutions Ltd. (the “Registration Statement”), of our analysis regarding the intangible assets of Precise Software Solutions Ltd., provided to you on January 10, 2003, and to the references to our firm’s name therein. In giving such consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours sincerely,

/s/ STANDARD & POOR’S CORPORATE VALUE CONSULTING

Standard & Poor’s Corporate Value Consulting